UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2005

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12061 Bluemont Way, Reston, Virginia		20190
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 810-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(A) Employment Agreement with Thomas J. Fitzpatrick

On May 19, 2005, the Board of Directors of SLM Corporation (the “Corporation”) approved the terms and conditions of an employment agreement with Mr. Thomas J. Fitzpatrick to serve as President and Chief Executive Officer of the Corporation.  The term of the agreement is for the three-year period beginning June 1, 2005 and ending May 31, 2008.  The term may be extended through June 1, 2010 upon the agreement of both parties.  The agreement supersedes the employment agreement entered into in January 2002 between the Corporation and Mr. Fitzpatrick as President and Chief Operating Officer.

Mr. Fitzpatrick will be paid an annual base salary of $750,000 and will be eligible for a 2005 bonus of up to four times his base salary, pro-rated for the portion of the year he serves as President and Chief Executive Officer.  The Compensation and Personnel Committee of the Board of Directors may review Mr. Fitzpatrick’s base salary during the term of the agreement, but has no obligation to increase the base salary.

Under the agreement, Mr. Fitzpatrick will receive options to purchase a total of 2,300,000 shares of the Corporation’s common stock.  One million (1,000,000) options were granted to Mr. Fitzpatrick on March 17, 2005 (the “2005 Options”) and the terms and conditions of the 2005 Options were disclosed on a Form 8-K filed by the Corporation on March 23, 2005.  Subject to Mr. Fitzpatrick’s continued employment, 1,000,000 options will be granted in January 2006 (the “2006 Options”) and 300,000 options will be granted in January 2007 (the “2007 Options”).  Like the 2005 Options, the exercise price for the 2006 Options and 2007 Options will equal the closing price for the stock on the date of grant.  Also, like the 2005 Options, the 2006 Options and 2007 Options will not be vested or exercisable as of their grant dates.  The 2006 Options and the 2007 Options will be exercisable after price-vesting targets and continued employment requirements are met, as described below.

For the 2006 Options, the options will vest upon the achievement of the price-vesting targets, but no earlier than May 31, 2008, subject to Mr. Fitzpatrick remaining employed through such vesting date.  The price-vesting targets are, with respect to one-third of the options, a 25 percent increase over the closing price for the stock on the date of grant, with respect to an additional one-third of the options, a 33 percent increase over the closing price for the stock on the date of grant and with respect to the final one-third of the options, a 50 percent increase over the closing price for the stock on the date of grant, each of which must be sustained for five consecutive trading days. Once vested, the first one-third of the 2006 Options may be exercised on and after May 31, 2008; the remaining two-thirds of the 2006 Options may not be exercised before May 31, 2009.

The 2007 Options will vest upon SLM’s share price reaching a closing price at least 25 percent higher than the grant price for five consecutive trading days, but no earlier than May 31, 2008, subject to Mr. Fitzpatrick remaining employed through such vesting date.  Once vested, the 2007 Options may not be exercised before May 31, 2009.

Vested options may be exercised through the 10-year term, but in the case of death or disability, options may be exercised until the earlier of the expiration of their term or one year from the date of termination of employment due to death or disability.

To the extent not forfeited or exercised, the 2006 Options and the 2007 Options expire on the tenth anniversary of their grant date.  None of the options granted or to be granted under the agreement are eligible for the Corporation’s replacement option program.

Mr. Fitzpatrick will also receive a total of 200,000 restricted stock units (“RSUs”) under the agreement.  Ninety thousand (90,000) RSUs will be granted on June 1, 2005 (the “2005 RSUs”); 100,000 RSUs will be granted in January 2006 (the “2006 RSUs”) and the remaining 10,000 will be granted in January 2007 (the “2007 RSUs”).  Subject only to Mr. Fitzpatrick’s continuous employment, the 2005 and 2007 RSUs vest on May 31, 2008, and the 2006 RSUs vest on May 31, 2009.  Dividends accrue on the RSUs at the same time and in the same amount as dividends are declared on the Corporation’s common stock.  Delivery of the vested shares is deferred until retirement or termination of employment.

Mr. Fitzpatrick is also entitled to participate in medical and dental insurance programs available to the Corporation’s executives generally, and to such perquisites, if any, as are generally made available to executive management from time to time, including use of a personal vehicle selected by the Corporation and access to the Corporation’s corporate jet, subject to the Corporation’s policy on payment for personal use of the corporate jet.

If Mr. Fitzpatrick’s employment is terminated by the Corporation without cause, or by Mr. Fitzpatrick for good reason, the vesting of the options and RSUs is accelerated, and Mr. Fitzpatrick will receive a cash payment equal to his salary and three-year average annual bonus multiplied by the number of years remaining in the term of the agreement, but in no event will the “multiplier” be less than one. Likewise, if his termination under either of these conditions follows within 24 months of a change in control, Mr. Fitzpatrick will receive a cash payment equal to his salary and three-year average annual bonus multiplied by the number of years remaining in the term of the agreement. If any change in control occurs, regardless of whether a termination of employment occurs, Mr. Fitzpatrick’s unvested stock options and RSUs vest. Change in control payments are subject to being grossed-up for any excise taxes payable by Mr. Fitzpatrick and for taxes payable on the grossed-up amounts.

Mr. Fitzpatrick is also entitled to a supplemental retirement payment, which generally assures him of a post-retirement benefit equal to a single life annuity of $300,000 per year if he works continuously for the Corporation through age 60. This payment is offset by any amounts paid under the Corporation’s pension plan program.  After termination of Mr. Fitzpatrick’s employment with the Corporation, other than for cause or without good reason, he and his family are entitled to continue to participate in the medical and dental insurance programs available to the Corporation’s executives generally for the greater of the number of months remaining in the term of the agreement and one year, and he is entitled to participate at the Board member level in the Corporation’s matching contribution program for one year.

The agreement provides that Mr. Fitzpatrick will be nominated for Board service for the term of his agreement.  The agreement also provides that Mr. Fitzpatrick will not compete with the Corporation or its affiliates for a period of at least two years following termination of employment for any reason.

The agreement will be included as an exhibit to the Corporation’s Form 10-Q for the second quarter of 2005.

(B) Employment Arrangement with Albert L. Lord

Also, on May 19, 2005, the Board of Directors of the Corporation entered into an arrangement with Albert L. Lord to serve as Chairman of the Board and as a non-executive employee of the Corporation.

Mr. Lord received an option grant to purchase 300,000 shares of SLM Corporation common stock for a three-year term of service.  These options were granted at the closing price for SLM common stock on May 19, 2005 ($48.84) and vest when the Corporation’s common stock reaches a closing price of 20 percent over the grant price for five trading days, but no earlier than 12 months from the date of grant.  To the extent these options are not already vested, the options also vest on the fifth anniversary of their grant date.  Regardless of whether the options are vested, two-thirds of the options will be forfeited if Mr. Lord is not elected to the Board at the May 2006 meeting and one-third of the options will be forfeited if Mr. Lord is not elected to the Board at the May 2007 meeting.  Once vested, the options may be exercised within five years of Mr. Lord’s separation from Board service.  Mr. Lord will continue to participate in the Corporation’s matching gift program at the Board member level.  In addition, Mr. Lord will be compensated $100,000 for services to the Corporation.  He will be provided office and secretarial support and will participate in the Corporation’s benefit programs on the same terms and conditions as other part-time employees.  These benefits are medical, life and disability insurance (in lieu of the life and travel accident insurance benefits that other Board members receive) and participation in the Corporation’s tax-qualified pension and 401(k) plans.  Subject to the Corporation’s discretion to adjust perquisites, Mr. Lord will continue to have access to such perquisites as are generally made available to executive management from time to time consisting of use of a personal vehicle selected by the Company and access to the Company’s corporate jet, subject to the Company’s policy on payment for personal use of the corporate jet.  A copy of the term sheet for Mr. Lord’s arrangement is filed herewith as Exhibit 10.23.

(C) Amendment of Stock Compensation Plans

At the Corporation’s annual meeting of shareholders held on May 19, 2005, shareholders approved the decrease of 1,200,000 shares authorized to be issued under the SLM Corporation Directors Stock Plan, the decrease of 1,000,000 shares authorized to be issued under the Employee Stock Purchase Plan and an increase of 2,200,000 shares authorized to be issued under the SLM Corporation Incentive Plan.  The Board of Directors approved these amendments on January 27, 2005.  The amendment to the SLM Corporation Incentive Plan increases the number of shares authorized for issuance under this plan from 15 million to 17.2 million.  A brief description of the material features of the SLM Corporation Incentive Plan is attached as Exhibit A to the Corporation’s proxy statement filed on Schedule 14A on April 11, 2005, and incorporated herein by reference.  Copies of the SLM Corporation Incentive Plan, the Directors Stock Plan and the Employee Stock Purchase Plan as amended, are filed herewith as Exhibits 10.24, 10.25, and 10.26 respectively.

Item 5.03

The Corporation amended its bylaws effective May 19, 2005.  The amendment changed the definition of “independence” for members of the Board of Directors of the Corporation to conform with listing requirements of the New York Stock Exchange.  Certain more restrictive criteria established by the Board continue in effect.

The amendment provides that a director will not be considered “independent” if a director’s immediate family member is currently employed by the Corporation’s external or internal auditor in an audit or tax-related capacity, or within the preceding three years, was a partner or employee of the Corporation’s external or internal auditor and personally worked on the Corporation’s audit at that time.  The previous definition of “independent” provided, in part, that a director would not be considered “independent” if an immediate family member was employed by the Corporation’s external or internal auditor in any professional capacity within the preceding three years.

The amended By-laws are filed herewith as Exhibit 3.2.

Item 9.01 –Financial Statements and Exhibits.

(c) Exhibits.  The following exhibits are filed with this report:

Exhibit 3.2 — By-Laws of SLM Corporation, as amended and restated effective May 19, 2005.

Exhibit 10.23 — Term Sheet for Lord Arrangement

Exhibit 10.24 — SLM Corporation Incentive Plan, as amended and restated effective May 19, 2005.

Exhibit 10.25 — SLM Corporation Directors Stock Plan, as amended and restated effective May 19, 2005.

Exhibit 10.26 — Sallie Mae Employees’ Stock Purchase Plan, as amended and restated effective May 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

	By:	/s/ MARIANNE M. KELER

	Name:	Marianne M. Keler
	Title:	Executive Vice President

Dated: May 25, 2005